
                                                                  EXHIBIT (A)(3)

                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock

                                      of

                              AG Associates, Inc.

                                      to

                          MIG Acquisition Corporation

                         a wholly owned subsidiary of
                         STEAG Electronic Systems GmbH
                   (Not to be Used for Signature Guarantees)

    THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00
 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 19, 1999, UNLESS THE OFFER
                                 IS EXTENDED.



  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates
("Share Certificates") evidencing shares of common stock, without par value
(the "Shares"), of AG Associates, Inc., a California corporation (the
"Company"), are not immediately available, (ii) Shares Certificates and all other required documents cannot be delivered to BankBoston, N.A. as Depositary
(the "Depositary"), prior to the Expiration Date (as defined in "Section 1.
Terms of the Offer; Proration in Certain Circumstances; Expiration Date" of the Offer to Purchase, dated January 22, 1999 (the "Offer to Purchase"), or
(iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary.
See "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                       The Depositary for the Offer is:

                               BANKBOSTON, N.A.

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
                                                         By Overnight, Certified or
            By First Class Mail:                           Express Mail Delivery:
              BankBoston, N.A.                                BankBoston, N.A.
          Corporate Reorganization                        Corporate Reorganization
                P.O. Box 9573                               40 Campanelli Drive
      Boston, Massachusetts 02205-8686                 Braintree, Massachusetts 02184

                                   By Hand:

                Securities Transfer & Reporting Services, Inc.
                           c/o Boston EquiServe L.P.
                         100 William Street, Galleria
                           New York, New York 10038

By Facsimile for Eligible Institutions Only:      Confirmation of Facsimile by Telephone:
               (781) 794-6352                                  (718) 794-6380

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile transmission other than as set forth above will not constitute a valid delivery.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

 Ladies and Gentlemen:

   The undersigned hereby tenders to MIG Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of STEAG Electronic Systems GmbH, a corporation organized under the laws of the Federal Republic of Germany, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 22, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together, as amended or supplemented from time to time, with the Offer to Purchase, constitute the "Offer"), receipt of which are hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

 Number of Shares: _________________________________________________________

 Certificate Numbers (if available): _______________________________________

 ___________________________________________________________________________

 Check box if Shares will be delivered by book-entry transfer. [_]

 Account Number: ___________________________________________________________

 Signature(s) of Record Holder(s) __________________________________________

 ___________________________________________________________________________

 Dated: ____________, 1999

 Name(s) of Holder(s): _____________________________________________________

 ___________________________________________________________________________
                             (Please Type or Print)

 ___________________________________________________________________________

 Address ___________________________________________________________________
                                                                     Zip Code
 Area Code and Telephone No. _______________________________________________

                                   GUARANTEE
                    (Not to be used for signature guarantee)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), guarantees to deliver to the Depositary, at one of its addresses set forth above, either Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), any required signature guarantees or a Book-Entry Confirmation (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three days, on which the Nasdaq National Market is open for business, of the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm ______________________________________________________________

 ___________________________________________________________________________
                              Authorized Signature

 Address  __________________________________________________________________
                                                                     Zip Code
 Area Code and Telephone No. _______________________________________________

 Name ______________________________________________________________________
                             (Please Type or Print)

 Title _____________________________________________________________________

 Date ______________, 1999

              DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
     SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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1404-LT-99